News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Generates $1.04 Million in Sales for May

182% Year over Year Revenue Growth

TAMPA, FL – June 12, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the Company generated sales of $1.04 million for the month of May, surpassing last year’s sales during that same time by 182% year-over-year. These are some of the highest combined industrial gas and welding supply sales in corporate history. The strong growth was largely due to strong results in San Diego and Sacramento, where the Company has been actively expanding the sales team and continues to promote MagneGas2® as a differentiating product for accelerated market expansion.

“We are very pleased to see continued strong results across our three major markets,” commented Ermanno Santilli, Chief Executive Officer of MagneGas. “California in particular has experienced strong sales results recently. MagneGas’ sales in the San Diego market have experienced 49% revenue growth from January, following the acquisition and absorption of San Diego-based Complete Welding, to May, which was Complete Welding’s best month under MagneGas management to date. Our highly-accretive acquisition strategy has already lent new networks of clients and strengthening existing relationships. For example, we are expanding our existing relationships around the Coronado Bay industrial complex in particular. We are also seeing good sales results in Sacramento driven primarily by an expanding our customer base among the region’s agricultural companies. We firmly believe that moving into the California and Texas markets will give us access to a very robust target market for MagneGas2®, the world’s only renewable metal cutting fuel. We are committed to expanding in these markets to become an innovation leader in the industrial gas industry.”

“We are very encouraged by the continuously-growing momentum generated from these and other recent acquisitions,” commented Scott Mahoney, Chief Financial Officer of MagneGas. “I am proud that our momentum has enabled us to swiftly integrate and build on our new markets. We have nearly fully-integrated Green Arc following its recent acquisition, and expect full completion in June. Following that, we expect to fully integrate Trico by late July. With a fully integrated IT, sales management and accounting platform, we have improved our monitoring and management of sales and business development activities, and can better analyze where the most profitable growth opportunities lie for MagneGas. We have made very strong progress with our combined sales team to date, and we are optimistic that we can steadily accelerate our growth in the coming quarters.”

About MagneGas Corporation

MagneGas Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas  fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a safer and cleaner alternative to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 4 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.